UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 3, 2017

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Supreme Industries, Inc. (“Supreme”) and its wholly-owned subsidiary, Supreme Corporation (collectively, with Supreme, the “Companies”), amended the employment agreement (“Employment Agreement”) of its Chief Financial Officer, Mr. Matthew W. Long, dated to be effective as of May 6, 2016.

The term of the Employment Agreement is from May 6, 2016, to May 5, 2019, with automatic renewal for successive one (1) year periods thereafter unless either party provides notice of non-renewal at least 90 days prior to the end of the term then in effect.  Mr. Long will receive a monthly base salary of $22,916.67 and a car allowance of $1,150 per month.  For each year during his term of employment, Mr. Long will receive a grant of equity having an aggregate fair market value on the date of the grant up to 60% of his annual base salary on the date of grant with such grant vesting equally over three (3) years.  For each year during the term of his employment, he will be eligible to receive an annual bonus opportunity of up to 42% of his base salary, as then in effect, based on achieving performance goals.  Mr. Long will be eligible to receive additional benefits under Supreme’s Ownership Transaction Incentive Plan, at the sole discretion of the Board of Directors. If Mr. Long is terminated by the Companies other than for “cause” as defined in the Employment Agreement or Mr. Long terminates his employment for “good reason” as defined in the Employment Agreement, provided that Mr. Long timely executes and returns (and does not revoke) a release agreement in a form and substance reasonably requested by the Companies, he will receive monthly installments equal to twelve (12) months’ base salary for the year of termination plus a prorated bonus for the year of termination payable at the same time as bonuses would otherwise be payable under Supreme’s Annual Bonus Plan (subject to achievement of applicable performance goals), payment of a portion of up to 12 months of premiums for COBRA continuation coverage, and outplacement benefits, at the Company’s expense, for a period of up to 12 months.  The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Employment Agreement by and among Supreme Industries, Inc., Supreme Corporation, and Matthew W. Long dated to be effective May 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: January 9, 2017	By:	/s/ Mark D. Weber
Mark D. Weber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Employment Agreement by and among Supreme Industries, Inc., Supreme Corporation, and Matthew W. Long dated to be effective May 6, 2016.